UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2010

Hexion Specialty Chemicals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

1-71	New Jersey	13-0511250
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio		43215-3799
(Address of Principal Executive Offices)		(Zip Code)

(614) 225-4000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On January 22, 2010, Hexion Specialty Chemicals, Inc. (the “Registrant”) announced that it received the requisite consents to amend its senior secured credit facilities to, among other things: (i) subject to the requirement to make such offers on a pro rata basis to all lenders, allow the Registrant to agree with individual lenders to extend the maturity of their term loans or revolving commitments, and for the Registrant to pay increased interest rates or otherwise modify the terms of their loans or revolving commitments in connection with such an extension, (ii) extend the maturity of term loans held by accepting lenders to May 5, 2015 and increase the interest rate with respect to such term loans, (iii) allow for the issuance of $1,000,000,000 aggregate principal amount of senior secured notes due 2018, (iv) allow for one or more future issuances of additional senior notes or loans, which may include, in each case, indebtedness secured on a pari passu basis with the obligations under the senior secured credit facilities, so long as, in each case, among other things, an agreed amount of the net cash proceeds from any such issuance are used to prepay term loans and/or revolving loans under the senior secured credit facilities at par, (v) reset the amount available under incremental credit facilities to $200 million, (vi) allow for one or more future issuances of additional indebtedness, which may include indebtedness secured on a junior basis with the obligations under the senior secured credit facilities or unsecured indebtedness, in an amount not to exceed the amount available under incremental credit facilities, (vii) allow for certain types of receivables financing, and/or (viii) amend certain of the existing covenants therein.

In addition, lenders under the Registrant’s senior secured credit facilities have agreed to extend the maturity of approximately $900 million aggregate principal amount of their term loans.

The Registrant is disclosing under Item 7.01 of this Current Report on Form 8-K the foregoing information.

The Registrant is furnishing the information under this Item 7.01 in this Current Report on Form 8-K to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Registrant’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXION SPECIALTY CHEMICALS, INC.

Date: January 22, 2010	By:	/S/ GEORGE F. KNIGHT
George F. Knight
Senior Vice President—Finance and Treasurer